SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 15, 2008

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in our other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On August 15, 2008, our subsidiary Embryome Sciences, Inc. entered into a License Agreement and a Sublicense Agreement with Advanced Cell Technology, Inc. (“ACT”) under which Embryome Sciences acquired world-wide rights to use an array of ACT technology (the “ACT License”) and technology licensed by ACT from affiliates of Kirin Pharma Company, Limited (the “Kirin Sublicense”).  The ACT License and Kirin Sublicense permit the commercialization of products in human therapeutic and diagnostic product markets.

Licensed Technology

          The technology licensed by Embryome Sciences covers methods to transform cells of the human body, such as skin cells, into an embryonic state in which the cells will be pluripotent.  Pluripotent means that the cells have the potential to become any kind of cell found in the human body.  This new technology is sometimes referred to as induced pluripotent stem cell (iPS) technology.  Because iPS technology does not involve human embryos or egg cells, and classical cloning techniques are not employed, the use of iPS technology may eliminate ethical concerns that have been raised in connection with the procurement and use of human embryonic stem cells in scientific research and product development.

          The portfolio of patents and patent applications licensed by Embryome Sciences covers methods to produce iPS cells that do not carry the viral vectors or added genes. Other iPS technology currently being practiced by other researchers utilizes viruses and genes that are likely incompatible with human therapeutic uses. Embryome Sciences believes that technologies that facilitate the reprogramming of human cells to iPS cells without using viruses could be advantageous in the development of human stem cell products for use in medicine.

         Sublicensed under the Kirin Sublicense, for all human therapeutic and diagnostic applications, are patent application for methods for cloning mammals using reprogrammed donor chromatin or donor cells and methods for altering cell fate. These patent applications relate to technology to alter the state of a cell, such as a human skin cell, by exposing the cell’s DNA to the cytoplasm of another reprogramming cell with differing properties.

In a second series of patent applications licensed nonexclusively from ACT under the ACT License, for use in commercializing the patents licensed under the Kirin Sublicense, are technologies for the use of reprogramming cells that overexpress RNAs for the genes OCT4, SOX2, Nanog, cMYC, LIN28 and other factors known to be useful in iPS technology, methods of resetting cell lifespan by extending the length of telomeres, the use of the cytoplasm of undifferentiated cells to reprogram human cells, the use of a cell bank of hemizygous O- cells, methods of screening for differentiation agents, and stem cell-derived endothelial cells modified to disrupt tumor angiogenesis.

         The ACT License also includes patent applications for other uses.  One licensed patent application covers a method of differentiation of morula or inner cell mass cells and method of making lineage-defective embryonic stem cells.  That technology can be used in producing embryonic progenitor cells without the utilization of embryonic stem cell lines.  Another licensed patent application covers novel culture systems for ex vivo development that contains technology for utilizing avian cells in the production of stem cell products free of viruses and bacteria.

ACT License Provisions

         Under the ACT License, Embryome Sciences will pay ACT a $200,000 license fee and an 5% royalty on sales of products, services, and processes that utilize the licensed ACT technology, and 20% of any fees or other payments (other than equity investments, research and development costs, loans and royalties) received by Embryome Sciences from sublicensing the ACT technology to third parties.  Once a total of $600,000 of royalties has been paid, no further royalties will be due.

          Embryome Sciences may use the exclusively-licensed technology and cell lines for research purpose and for the development of therapeutic and diagnostic products for human and veterinary use, excluding (a) human and non-human animal cells for commercial research use, including small molecule and other drug testing and basic research and (b) human cells for therapeutic and diagnostic use in the treatment of human diabetes, liver diseases, retinal diseases and retinal degenerative diseases, other than applications involving the use of cells in the treatment of tumors where the primary use of the cells is the destruction or reduction of tumors and does not involve regeneration of tissue or organ function.  The exclusions from the scope of permitted uses under the ACT License will lapse if ACT’s license with a third party terminates or if the third party no longer has an exclusive license from ACT for those uses.

          Embryome Sciences’ license is non-exclusive with respect to certain uses in non-human mammals, so long as a license from ACT to Kirin remains in effect.

          Embryome Sciences’s license to use some of the ACT technology is non-exclusive, and is limited to use in conjunction with the technology sublicensed from ACT under the Kirin Sublicense, and may not be sublicensed to third parties other than subsidiaries and other affiliated entities.  Embryome Sciences does have the right to grant sublicenses to the other licensed ACT technology.

          Embryome Sciences will have the right to prosecute the patent applications and to enforce all patents, at its own expense, except that ACT is responsible for prosecuting patent applications for Supplemental Technology at its own expense.  Embryome Sciences will have the right to patent any new inventions arising from the use of the licensed patents and technology.

          Embryome Sciences will indemnify ACT for any products liability claims arising from products made by Embryome Sciences or its sublicensees.

          The licenses will expire in twenty years or upon the expiration of the last to expire of the licensed patents, whichever is later.

Kirin Sublicense Provisions

         Under the Kirin Sublicense, Embryome Sciences will pay ACT a $50,000 license fee and an 3.5% royalty on sales of products, services, and processes that utilize the licensed ACT technology, and 20% of any fees or other payments (other than equity investments, research and development costs, loans and royalties) received by Embryome Sciences from sublicensing the Kirin Technology to third parties.

         Embryome Sciences will also pay to ACT or to an affiliate of Kirin Pharma Company, Limited (“Kirin”), annually, the amount, if any, by which royalties payable by ACT under its license agreement with Kirin are less than the $50,000 annual minimum royalty due.  Those payments by Embryome Sciences will be credited against other royalties payable to ACT under the Kirin Sublicense.

          Embryome Sciences may use the licensed technology for the development of therapeutic and diagnostic human cell products, including both products made, in whole or in part, of human cells, and products made from human cells.  Embryome Sciences has the right to grant sublicenses.

          Embryome Sciences will indemnify ACT for any products liability claims arising from products made by Embryome Sciences or its sublicensees.

          The licenses will expire upon the expiration of the last to expire of the licensed patents, or May 9, 2016 if no patents are issued.

Section 7 - Regulation FD

Item 7.01 -   Regulation FD Disclosure.

The press release filed as Exhibit 99.1 is incorporated by reference.

Section 9-Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	August 21, 2008	By:	/s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release dated August 21, 2008